Exhibit 10.1

SECOND AGREEMENT OF AMENDMENT
TO
REVOLVING LOAN AND SECURITY AGREEMENT
AND OTHER DOCUMENTS

This Second Agreement of Amendment to Revolving Loan and Security Agreement And Other Documents ("Second Agreement of Amendment") shall be effective as of July 1, 2012, and is by and among STERLING NATIONAL BANK, having offices at 500 Seventh Avenue, New York NY  10018-4502  ("Sterling"), CORNERSTONE BANK, having offices at 6000 Midlantic Drive, Suite 1205, Mt. Laurel, NJ 08054 ("Cornerstone"), and any other entity becoming a Lender pursuant to the Loan Agreement (defined below) are collectively referred to as the “Lenders” and individually as a  "Lender;" and Sterling as the Agent for the Lenders as well as acting for the benefit of Lenders ("Agent"); SPAR Group, Inc., a Delaware corporation ("SGRP"), National Assembly Services, Inc., a New Jersey corporation, SPAR Group International, Inc., SPAR Acquisition, Inc., SPAR Trademarks, Inc., and SPAR Marketing Force, Inc., each a Nevada corporation (together with SGRP, either separately, jointly, or jointly and severally, "Borrower"); all having an address of 560 White Plains Road, Suite 210, Tarrytown NY 10591.

RECITALS

A.           Borrower has executed and delivered (i) a certain Secured Revolving Loan Note dated July  6, 2010  in the original maximum principal sum of Five Million Dollars ($5,000,000.00) payable  to the order of Sterling, as amended (the “$5,000,000 Note”), and (ii) a certain Secured Revolving Loan Note dated July 6, 2010 in the original maximum principal sum of One Million Five Hundred Thousand Dollars ($1,500,000.00), as amended (the “$1,500,000 Note”) payable to the order of Cornerstone (the $5,000,000 Note and the $1,500,000 Note are referred to collectively as the "Note").

B.           In connection with the execution and delivery of the Note and to secure payment and performance of the Note and other obligations of Borrower to Lenders, the Lenders and Borrower have executed, among other things, a Revolving Loan and Security Agreement dated effective July 6, 2010, as amended ("Loan Agreement").

C.           In addition to the foregoing documents, Robert G. Brown and William Bartels (jointly and severally  "Guarantor") have executed a certain Limited Continuing Guaranty effective July 6, 2010 to support the obligations of Borrower to Lenders, as amended (the "Guaranty").

D.           In addition to the foregoing documents, the Borrower, Lenders and Guarantor have executed or delivered other collateral agreements, certificates and instruments perfecting or otherwise relating to the security interests created.   For purposes of convenience, the Note, Loan Agreement, Guaranty, and related collateral agreements, certificates and instruments (as amended) are collectively referred to as the "Loan Documents.”

E.           Borrower has requested and Lenders have agreed to a modification of the loan evidenced by the Note subject to the Loan Documents.

F.           In addition, Lenders and Borrower wish to clarify certain of their rights and duties to one another as set forth in the Loan Documents.

NOW, THEREFORE, in consideration of the promises, covenants and understandings set forth in this Second Agreement of Amendment and the benefits to be received from the performance of such promises, covenants and understandings, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

AGREEMENTS

1.          Lenders and Borrower reaffirm, consent and agree to all of the terms and conditions of the Loan Documents as binding, effective and enforceable according to their stated terms, except to the extent that such Loan Documents are hereby expressly modified by this Second Agreement of Amendment.

2.           In the case of any ambiguity or inconsistency between the Loan Documents and this Second Agreement of Amendment, the language and interpretation of this Second Agreement of Amendment is to be deemed binding and paramount.

3.           The Loan Documents (and any exhibits thereto) are hereby amended as follows:

A.  As to the $5,000,000 Note

(i)           The amount set forth on the left-hand side at the top of the $5,000,000 Note is hereby amended to read as follows:     $6,500,000.00

(ii)          The first paragraph of the $5,000,000 Note is hereby amended to read as follows:

As and when provided by the terms of that certain Revolving Loan and Security Agreement dated July 6, 2010, or as it may be subsequently amended, signed by the undersigned as "Borrower" ("Loan Agreement"), For Value Received, the undersigned (the "Borrower") jointly and severally  promises to pay to the order of STERLING NATIONAL BANK (the "Lender"), at  500 Seventh Avenue, New York  NY  10018-4502, the principal sum of Six Million  Five Hundred Thousand Dollars ($6,500,000.00), or such lesser principal amount actually advanced pursuant to the Loan Agreement.

B.  As to the Loan Agreement:

(i)            Subsection 1.1(c)(D) paragraph is hereby amended to read as follows:

(D) Accounts (not to exceed $2,500,000.00 in the aggregate) with respect to which the account debtor is not billed in and paid from the United States of America or Canada unless such Account is (1) fully guaranteed and secured by an irrevocable letter of credit in form and substance satisfactory to Agent and drawn on or confirmed by a United States bank acceptable to Agent, or (2) is fully covered by foreign credit insurance pursuant to a policy satisfactory in form and substance to Agent and issued by an insurer acceptable to Agent;

(ii)           Subsection 1.3(a) is hereby amended to read as follows:

1.3(a)           Interest accrues on the Revolving Loan at Agent’s floating Prime Rate (as that term is defined in the Loan Agreement) plus three quarters of one percent (3/4%) per annum.

(iii)         Subsection 6.7(o) is hereby amended to read as follows:

(o)  At the request of Agent, SGRP is to provide to Agent certified copies of its current federal income tax returns upon the earlier of (i)  within thirty (30) days of filing of same, or (ii) no later than September 30 of each fiscal year.

(iv)           Subsection 1.9(l) is hereby amended to read as follows:

1.9(l)  Agent and Borrower have entered into account agreements with respect to each depository account and Borrower has established cash balances in such demand deposit accounts at Agent of at least $375,000.00, which may be funded utilizing the proceeds of the initial Revolving Loan to be made under this Agreement;

C.   As to the Guaranty

As of the execution of this Second Agreement of Amendment, each Guarantor is hereby released and discharged from his Guaranty as to the obligations of Borrower to Lenders set forth in the Loan Documents and all other claims, liabilities, duties and obligations of any kind pursuant to the Loan Documents.  Lender will use reasonable efforts to mark all original copies of the Guaranty in the possession of Lender or its counsel as having been released and discharged and to return to the Borrower.

4.           Cornerstone hereby acknowledges that it has received payment in full of its share of principal and interest payable pursuant to the $1,500,000 Note and the Loan Documents.  Such Note is hereby confirmed as Paid in Full. Cornerstone will use reasonable efforts to mark the original copy of the $1,500,000 Note as having been so paid in full and to return to the Borrower.  As of the effective date of this Second Agreement of Amendment, (i) Cornerstone hereby relinquishes all right, title and interest as a Lender and hereby releases and discharges Sterling of all claims, liabilities, duties and obligations of any kind pursuant to the Loan Documents,; ((ii) Cornerstone is hereby discharged of all claims, liabilities, duties and obligations of any kind pursuant to the Loan Documents; (iii) Borrower is hereby discharged of all claims, liabilities, duties and obligations of any kind to Cornerstone pursuant to the Loan Documents; and (iv) Lender hereby consents to the mergers of SPAR Incentive Marketing, Inc., a Delaware corporation, PIA Merchandising Co., Inc., a California corporation, SPAR/Burgoyne Retail Services, Inc., (f/k/a Retail Information, Inc.), an Ohio corporation, and SPAR, Inc., a Nevada corporation into another Borrower as the surviving entity pursuant to Section 7.1 of the Loan Agreement, and Borrower hereby attaches Good Standing Certificates for each such surviving  merged entity to reflect such Borrower’s good standing and survivorship status.

5.           The Loan Documents are hereby amended so that the only Lender as of the effective date hereof is Sterling, which is henceforth to be deemed both Agent and sole Lender.

6.           As of the execution of this Second Agreement of Amendment, Borrower has provided evidence to Lender that insurance required by Section 6.13 of the Loan Agreement has been extended beyond July 1, 2012 on terms and conditions satisfactory to Lender.

7.           Borrower represents and warrants that there are no Defaults or events of Default pursuant to or defined in any of the Loan Documents, and that all warranties and covenants which have been made or performed by Borrower in connection with the Loan Documents were true and complete in all material respects when made or performed.

8.           The Loan Documents are hereby amended to provide that a default, breach or failure on the part of the Borrower to perform any covenant or condition hereunder or an event of default otherwise defined in either this Second Agreement of Amendment or any document executed in connection with this Second Agreement of Amendment is to be deemed an event of Default for purposes of the Loan Documents (with the corresponding notice requirements and grace periods, if any).

9.           All representations, warranties and covenants made by Borrower to Lender in the Loan Documents are true and complete in all material respects as if hereby repeated and (except as and to the extent limited to reference dates) first made expressly in this Second Agreement of Amendment.

10.         Except as otherwise amended hereby or provided herein, the Loan Documents shall continue in full force and effect, in accordance with their respective terms and the parties hereto hereby expressly confirm and reaffirm all of their respective liabilities, obligations, duties and responsibilities under and pursuant to said Loan Documents.  The parties hereto hereby consent to the terms of this Second Agreement of Amendment.  Capitalized terms used in this Second Agreement of Amendment which are not otherwise defined herein have the meaning ascribed thereto in the Loan Documents.

11.         The parties agree to sign, deliver and file any additional documents and take any other actions that may reasonably be required by Lender including, but not limited to, affidavits, resolutions, or certificates for a full and complete consummation of the matters covered by this Second Agreement of Amendment.

12.         This Second Agreement of Amendment is binding upon, inures to the benefit of, and is enforceable by the heirs, personal representatives, successors and assigns of the parties.  This Second Agreement of Amendment is not assignable by Borrower without the prior written consent of Lender.

13.         To the extent that any provision of this Second Agreement of Amendment is determined by any court or legislature to be invalid or unenforceable in whole or part either in a particular case or in all cases, such provision or part thereof is to be deemed surplusage.  If that occurs, it does not have the effect of rendering any other provision of this Second Agreement of Amendment invalid or unenforceable.  This Second Agreement of Amendment is to be construed and enforced as if such invalid or unenforceable provision or part thereof were omitted.

14.         This Second Agreement of Amendment may only be changed or amended by a written agreement signed by all of the parties.  By the execution of this Second Agreement of Amendment, Lender is not to be deemed to consent to any future renewal or extension of the Revolving Loan or Loan Documents.

15.         This Second Agreement of Amendment is governed by and is to be construed and enforced in accordance with the   laws of New York as though made and to be fully performed in New York (without regard to the conflicts of law rules of New York).

16.         The parties to this Second Agreement of Amendment acknowledge that each has had the opportunity to consult independent counsel of their own choice, and that each has relied upon such counsel's advice concerning this Second Agreement of Amendment, the enforceability and interpretation of the terms contained in this Second Agreement of Amendment and the consummation of the transactions and matters covered by this Second Agreement of Amendment.

17.         The Borrower agrees to pay all attorneys' fees incurred by Lender in connection with this Second Agreement of Amendment  (in addition to those otherwise payable pursuant to the Loan Agreement), which fees are to be paid as of the execution hereof.

THE BORROWER, FOR ITSELF, ITS SUBSIDIARIES (IF ANY) AND LENDER HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY IN ANY LITIGATION RELATING TO THIS SECOND AGREEMENT OF AMENDMENT OR THE DEBT AS AN INDUCEMENT TO THE EXECUTION OF THIS SECOND AGREEMENT OF AMENDMENT.

[signatures appear on the following page]

IN WITNESS WHEREOF, the parties have signed this Second Agreement of Amendment.

(BORROWER)

SPAR GROUP, INC.
NATIONAL ASSEMBLY SERVICES, INC.
SPAR GROUP INTERNATIONAL, INC.
SPAR ACQUISITION, INC.
SPAR TRADEMARKS, INC.
SPAR MARKETING FORCE, INC.

By:	/s/ James R. Segreto
James R. Segreto
Chief Financial Officer,
Treasurer and Secretar
(As to all Borrower entities)

(AGENT/LENDER)

STERLING NATIONAL BANK

By:	/s/ Paul Seidenwar
Paul Seidenwar
Title:

(LENDER)

CORNERSTONE BANK

By:	/s/ John V. Lavin
John V. Lavin
Vice President